PRESS RELEASE	Exhibit 99.1

Contacts: John W. Wilhoite	Susan Noonan, The SAN Group, LLC
205-259-2831	212-966-3650

Donna Kralowetz
205-913-5416
Emageon Reports First Quarter 2008 Financial Results
Company Reaffirms Its Financial Guidance For 2008
Birmingham, Alabama — May 12, 2008 — Emageon Inc. (NASDAQ: EMAG) today reported financial results for its first quarter ended March 31, 2008.
Revenue for the first quarter of 2008 was $19.3 million compared to first quarter 2007 revenue of $27.4 million. Net loss for the quarter was $4.6 million, or $0.21 per share, compared to a net loss in the quarter ended March 31, 2007 of $1.8 million, or $0.09 per share. The first quarter 2008 net loss included a charge of $0.8 million, or $0.04 per share, for employee severance and associated expenses.
At March 31, 2008, the Company’s cash totaled $18.3 million compared to $17.0 million at December 31, 2007. Net cash provided by operations in first quarter 2008 was $2.6 million compared to a net usage of cash in operations of $4.0 million in first quarter 2007. The Company has not drawn on its $15.0 million line of credit and has total debt obligations of less than $0.1 million.
The Company’s net loss excluding employee severance charges and non-cash charges for depreciation, amortization of intangible assets, and stock-based compensation expenses was $0.9 million, or $0.04 per share, compared to first quarter 2007 net income excluding these expenses of $1.3 million, or $0.06 per share. These measures of earnings were not determined in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of earnings determined under GAAP to earnings exclusive of these expenses and non-cash charges is included below. Management believes that earnings exclusive of these expenses, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more thoroughly evaluate current performance in comparison to past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP.

The Company also reaffirmed its February 20, 2008 financial guidance for the full year 2008 and provided guidance for the quarter ending June 30, 2008. For the full year, the Company continues to expect sales order bookings in the range of $65 to $70 million, revenue in the range of $87 to $89 million, a net loss per share exclusive of restructuring charges in the range of $0.20 to $0.23 per share, and earnings per share exclusive of depreciation, amortization, and stock-based compensation (“non-cash charges”) and restructuring charges in the range of $0.23 to $0.27 per share. For the second quarter of 2008, the Company expects revenue in the range of $17.5 to $18.5 million, net loss per share exclusive of restructuring charges in the range of $0.18 to $0.20 per share, and net loss per share exclusive of non-cash charges and restructuring charges in the range of $0.06 to $0.08 per share.
“Our first quarter results are reflective of the difficult environment in which we are currently operating,” said Chuck Jett, Chairman and CEO of Emageon. “High penetration rates for our core radiology products in the large hospital sector and a more constrained capital spending willingness by our existing and prospective customers are realities that we must manage through. We were pleased to generate positive cash flow from operations in the first quarter. Our balance sheet is strong, and we are continuing to invest in our software products and to position ourselves to win market share in the next cycle.”
Conference Call. Emageon will host a conference call for investors on May 12, 2008, at 10:00 A.M. EDT to discuss its financial results for the quarter. The call will be webcast by Thomson/CCBN and can be accessed at Emageon’s web site at http://investor.emageon.com. The dial-in telephone number for the call is 888-679-8035 (internationally, at 617-213-4848), passcode 55905402. Replay is available from 11:00 A.M. EDT, May 12, 2008, until 11:59 P.M. EDT, May 22, 2008, at 888-286-8010 (internationally, at 617-801-6888), passcode 44165855.
The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Forward Looking Statements. This press release contains forward-looking statements about Emageon that represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that it may not compete successfully against larger competitors, risks associated with the cyclical nature of its industry and changes in economic conditions in general, risks associated with its history of operating losses, risks associated with changes in its primary market for PACS radiology systems and the recent decline in PACS radiology system sales orders, risks associated with fluctuations in its quarterly operating results, risks associated with the recent decline in the market price of its common stock, risks associated with the nomination of a competing slate of directors for election at this year’s annual meeting of stockholders, the risk of loss of its senior executive management, risk associated with expansion of its market and selling efforts into new product segments, the risk that its target markets do not develop as expected, the risk that its acquisitions could result in integration difficulties, dilution or other adverse financial consequences, the risk of failure to raise additional capital on acceptable terms, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, the risk of its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, the risk of its customers’ reliance on third party reimbursements, and the risk of the potential impact on its business of Food&Drug Administration (FDA) regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on March 17, 2008.

Emageon undertakes no obligation to update these forward-looking statements or other information provided in this press release except as may be required by law.
About Emageon. Emageon provides information technology systems for hospitals, healthcare networks and imaging facilities. Its enterprise family of solutions includes RadSuiteTM, HeartSuiteTM and other specialty suites. All Emageon solutions are built on a unified Enterprise Content Management system offering advanced visualization and infrastructure tools for the clinical analysis and management of digital medical images, reports and associated clinical content. Emageon’s standards-based solutions are designed to help customers enhance patient care, automate workflow, lower costs, improve productivity, and provide better service to physicians. For more information, please visit www.emageon.com.

Unaudited Statements of Operations
In Thousands, Except Per Share Amounts

	Three Months Ended
	March 31,
	2008	2007 (1)
Revenue:
System sales	$5,820	$13,668
Support services	13,447	13,682

Total revenue	19,267	27,350

Cost of revenue:
System sales	4,272	8,722
Support services	6,676	7,681

Total cost of revenue	10,948	16,403

Gross profit	8,319	10,947

Operating expenses:
Research and development	4,326	4,618
Sales and marketing	3,785	4,392
General and administrative	3,775	3,623
Amortization of intangible assets	345	345
Employee severance and related charges	819	—

Total operating expenses	13,050	12,978

Operating loss	(4,731)	(2,031)
Interest income	157	229
Interest expense	(16)	(33)

Net loss	$(4,590)	$(1,835)

Net loss per share, basic and diluted	$(0.21)	$(0.09)
Weighted average shares outstanding, basic and diluted	21,453	21,297

(1)	Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

Summary Consolidated Balance Sheets
In Thousands

	(Unaudited)
	March 31,	December 31,
	2008	2007

ASSETS:
Current assets:
Cash and cash equivalents	$18,283	$17,034
Trade accounts receivable, net	17,853	26,796
Inventories	6,869	6,249
Prepaid expenses and other current assets	4,454	3,398

Total current assets	47,459	53,477
Property and equipment, net	14,932	15,143
Other noncurrent assets	3,522	3,070
Intangible assets, net	26,753	27,604

Total Assets	$92,666	$99,294

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$12,418	$15,755
Deferred revenue	16,919	16,382
Current portion of capital lease obligations	30	36

Total current liabilities	29,367	32,173
Long-term deferred revenue	3,742	4,306
Other long-term liabilities	436	466
Long-term portion of capital lease obligations	41	53

Total liabilities	33,586	36,998
Stockholders’ equity	59,080	62,296

Total Liabilities and Stockholders’ Equity	$92,666	$99,294

Reconciliation of Non-GAAP Measures of Earnings
In Thousands, Except Per Share Amounts
(Unaudited)
The following tables present the Company’s net loss adjusted for employee severance and related charges, and for non-cash charges for depreciation, amortization of intangible assets, and stock-based compensation for the three month periods ended March 31, 2008 and 2007. Earnings determined in this manner do not represent earnings in accordance with generally accepted accounting principles (“GAAP”).
The tables present the adjustments made to actual net loss determined under GAAP to derive earnings excluding the expenses described above for the periods presented.

	Three Months Ended March 31,
	2008	2007
Net loss as reported	($4,590)	($1,835)

Severance and related charges	819	—

Net loss excluding severance charges	($3,771)	($1,835)

Net loss per share excluding severance charges	($0.17)	($0.09)

Net loss as reported	($4,590)	($1,835)

Add:
Depreciation	1,075	1,717
Amortization	774	720
Stock-based compensation	1,487 (1)	687

Net (loss) income excluding certain non-cash charges	($1,254)	$1,289

Add—cash portion of severance charges	392	—

Net (loss) income excluding certain non-cash charges and severance charges	($862)	$1,289

Net (loss) income per share excluding certain non-cash charges and severance charges	($0.04)	$0.06

(1)	Includes $427 of stock-based compensation incurred in connection with severance activities, which together with the $392 of cash severance charges form the $819 “Employee severance and related charges” line item in the Statement of Operations for the three months ended March 31, 2008.